                   CENTRAL EUROPEAN DISTRIBUTION CORPORATION

          1,150,000 shares of Common Stock, par value $.01 per share
                                      and
              1,150,000 redeemable Common Stock purchase warrants

                            Underwriting Agreement



                                                                   [_____], 1998


Fine Equities, Inc.
 600 Third Avenue
 New York, New York 100165

SouthWall Capital Corp.
 110 Wall Street
 New York, New York 10005

Dear Sirs:

          Central European Distribution Corporation, a Delaware corporation (the "Company"), proposes to sell to Fine Equities, Inc. and SouthWall Capital Corp. (hereinafter collectively referred to as the "Underwriters") shares of the Company's common stock, par value $.01 per share (the "Common Stock") and redeemable warrants ("Warrants") to purchase such shares to be issued pursuant to a Warrant Agreement among the Company, the Underwriters and American Stock Transfer & Trust Company dated _______, 1998 (the "Warrant Agreement"). The aggregate number of such shares that the Company proposes to sell is 1,150,000 (the "Firm Shares") and the aggregate number of such warrants that the Company proposes to sell is 1,150,000 (the "Firm Warrants" and together with the Firm Shares, the "Firm Securities"). The respective amounts of the Firm Securities to be so purchased by the Underwriters are set forth opposite your respective names in Schedule I hereto. In addition, the Company and the Selling Shareholders (as hereinafter defined) propose to sell to the Underwriters, at the Underwriters' option, an aggregate of up to 172,500 additional shares and a like number of warrants (the "Option Shares" and "Option Warrants," respectively), of which the Company proposes to issue and sell 97,500 Option Shares and 172,500 Option Warrants and the Selling Shareholders propose to sell an aggregate of 75,000 Option Shares. Unless the context otherwise indicates: the Option Shares and the Option Warrants are herein collectively called the "Option Securities;" the Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares;" and the Firm Warrants and the Option Warrants (to the extent the aforementioned option is exercised) are collectively called the "Warrants."

          You have advised the Company that you desire to purchase, severally, the number of Firm Securities set forth opposite your respective names in
Schedule I hereto, plus your pro rata portion of the Option Securities if you elect to exercise the aforementioned option in whole or in part. In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto, intending to be legally bound, agree as follows:

          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:

               (a) A registration statement (File No. 333-_____) on Form SB-2 relating to the public offering of the Shares and Warrants, including a form of prospectus subject to completion, copies of which have heretofore been delivered to the Underwriters, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Shares and Warrants that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and, in the case of either clause (i)(A) or (i)(B) of this sentence, as have been provided to and approved by the Underwriters prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the execution of this Agreement.

               As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and including the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Shares and Warrants that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements;
     (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or
     (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement; except that if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 3(b) hereof), the terms "Registration Statement" and "Prospectus" shall mean such registration statement and prospectus as so amended, and the term "Prospectus" shall mean the prospectus as so supplemented, or both, as the case may be; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

               (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. At the time the Registration Statement becomes effective and at all times subsequent thereto up to and on the Closing Date (as hereinafter defined) or the Option Closing Date, as the case may be, (i) the Registration Statement and Prospectus will in all respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus on page 2 with respect to stabilization, under the heading "Underwriting" and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information

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     furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement and Prospectus, as the case may be.

               (c) Each of the Company and Carey Agri International Poland Sp.
     z o. o., a corporation organized under the laws of Poland (the "Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority corporate and other to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not materially affect the Company's or the Subsidiary's business, properties or financial condition.

               (d) The authorized, issued and outstanding capital stock of the Company as of _____, 1997 is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus; and neither the filing of the Registration Statement nor the offering or sale of the Shares and Warrants as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company.

               (e) The Shares and Warrants to be issued and sold by the Company have been duly authorized, and when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable; the shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and will when issued as contemplated by the instrument evidencing the Warrants be validly issued, fully paid and non-assessable; and no preemptive rights of any security holder of the Company exist with respect to any shares of Common Stock or the issue and sale thereof.

               Neither the filing of the Registration Statement nor the offering or sale of the Shares and Warrants as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company.

               The Warrant Agreement, which will be substantially in the form filed as an exhibit to the Registration Statement, and Warrants have been duly authorized; and when the Warrants are delivered and paid for pursuant to this Agreement, the Warrant Agreement and the Warrants will have been duly executed and delivered and will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms.

               The shares of Common Stock and warrants (including the shares of Common Stock issuable upon exercise of such warrants) issuable upon exercise of the Underwriters' Unit Purchase Option (as defined in Section 13 hereof) have been reserved for issuance upon exercise of the Underwriters' Unit Purchase Option and, when issued and sold will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and no personal liability will attach to the ownership thereof.

               (f) This Agreement and the Underwriters' Unit Purchase Option have each been duly and validly authorized, executed and delivered by the Company. The Company has full power and lawful authority to authorize, issue and sell the Shares and Warrants to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or

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     with the authorization, issue and sale of the Shares and Warrants or the
     Underwriters' Unit Purchase Option, except such as may be required under the Act or state securities laws.

               (g) The Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity other than the Subsidiary. All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and free of any preemptive or similar rights, and are owned by the Company, free and clear of any lien, adverse claim, security agreement or other encumbrance and have been issued in compliance with all applicable federal and state securities laws, and no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Subsidiary have been granted or entered into by the Company or the Subsidiary;

               (h) Except as described in the Prospectus, neither the Company nor the Subsidiary is in violation, breach of default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or the Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary may be bound or to which any of the property or assets of the Company or the Subsidiary is subject, nor will such action result in any violation of the provisions of the articles of incorporation or the by-laws (or other organizational documents), as amended, of the Company or the Subsidiary, or any statute or any order, rule or regulation applicable to the Company or the Subsidiary of any court or of any regulatory authority or other governmental body having jurisdiction over the Company or the Subsidiary.

               (i) Each of the Company and the Subsidiary has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for such liens, charges, encumbrances or restrictions as are not materially significant or important in relation to its respective business; all of the material leases and subleases under which the Company or the Subsidiary is the lessor or sublessor of properties or assets or under which the Company or the Subsidiary hold properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, neither the Company nor the Subsidiary is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone that is adverse to rights of the Company or the Subsidiary as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of either the Company or the Subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus; and the Company and the Subsidiary own or lease all such properties described in the Prospectus as are necessary to their operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

               (j) Ernst & Young Audit Sp. z o. o., Warsaw, Poland, who has given its reports on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

               (k) The financial statements, together with related notes, set forth in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) present fairly the financial position and results of operations and changes in stockholders' equity and cash flow position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and related notes have been prepared in accordance with United States generally accepted accounting principles applied on a basis which is consistent during the periods involved. The information set forth under the captions "Dilution", "Capitalization", and "Selected Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

               (l) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor the Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company or the Subsidiary, and there has not been any change in the capital stock of, or any incurrence of short-term or long-term debt by, the Company or the Subsidiary or any issuance of options, warrants or other rights to purchase the capital stock of the Company or the Subsidiary or any adverse change or any development involving, so far as the Company can now reasonably foresee a prospective adverse change in the condition (financial or other), net worth, results of operations, business, key personnel or properties of it which would be material to the business or financial condition of the Company or the Subsidiary and neither the Company nor the Subsidiary has become a party to, and neither the business nor the property of the Company or the Subsidiary has become the subject of, any material litigation, whether or not in the ordinary course of business.

               (m) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or the Subsidiary is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business prospects, net worth, or properties of the Company or the Subsidiary, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion or race, and no labor disputes involving the employees of the Company or the Subsidiary exist or are imminent which might be expected to adversely affect the conduct of the business, property or operations or the financial condition or results of operations of the Company or the Subsidiary.

               (n) Except as disclosed in the Prospectus, the Company and the Subsidiary have filed all necessary income and franchise tax returns with all federal, state, local and foreign governmental agencies and have paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company or the Subsidiary.

               (o) The Company and the Subsidiary have sufficient licenses, permits and other governmental authorizations currently required for the conduct of their business or the ownership of their properties as described in the Prospectus and are in all material respects complying therewith. To the best knowledge of the Company, none of the activities or business of the Company or the Subsidiary are in violation of, or cause the Company or the Subsidiary to violate, any law, rule, regulation or order of the United States, Poland or any state, county or locality, or of any agency or body of the United States, Poland or of any state, county or locality, the violation of which would have a material adverse impact upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of the Company or the Subsidiary.

               (p) The Company and the Subsidiary own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being necessary for the conduct of their respective businesses, and neither the Company nor the Subsidiary is aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiary with respect to the foregoing. The Company's and the Subsidiary's businesses as now

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     conducted do not and will not infringe or conflict with in any material respect, patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any other person. Except as described in the Prospectus, no claim has been made against the Company or the Subsidiary alleging the infringement by the Company or the Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

               (q) The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a material adverse effect upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of the Company or the Subsidiary.

               (r) Neither the Company nor the Subsidiary has, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's and the Subsidiary's internal accounting controls and procedures are sufficient to cause the Company and the Subsidiary to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

               (s) On the Closing Dates (hereinafter defined), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Shares and Warrants to the Underwriters hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

               (t) All contracts and other documents of the Company and the Subsidiary which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

               (u) Neither the Company nor the Subsidiary has taken nor will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares and Warrants hereby.

               (v) Neither the Company nor the Subsidiary has entered into any agreement pursuant to which any person is entitled, either directly or indirectly, to compensation from the Company or the Subsidiary for services as a finder in connection with the proposed public offering.

               (w) Except as previously disclosed in writing by the Company to the Underwriters, no officer, director or stockholder of the Company or the Subsidiary has any affiliation or association with any member of the National Association of Securities Dealers, Inc. (the "NASD").

               (x) Neither the Company nor the Subsidiary is, nor upon receipt of the proceeds from the sale of the Shares and Warrants will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

               (y) Neither the Company nor the Subsidiary has distributed, nor will they distribute prior to the First Closing Date (as defined in Section 3(a) hereof), any offering material in connection with the offering and sale of the Shares and Warrants other than the Preliminary Prospectus, Prospectus, the Registration Statement or the other materials permitted by the Act, if any.

               (z) There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-B involving the Company or the Subsidiary and any person described in such Item that are required to be disclosed in the Prospectus and that have not been so disclosed.

               (aa) The Company and the Subsidiary have complied with all provisions of Section 517.075 Florida Statutes relating to doing business with the government of Cuba or with any person or affiliate located in Cuba.

          2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the selling shareholders listed in Schedule II hereto (the "Selling Shareholders") severally represents and warrants to, and agrees with, each Underwriter that:

               (a) Such Selling Shareholder has duly executed and delivered a power of attorney (the "Power of Attorney") and custody agreement (the "Custody Agreement"), in the forms heretofore delivered to the Underwriters, appointing William V. Carey and Jeffrey Peterson (the "Attorneys-in-fact"), and either of them, as attorneys-in-fact with authority to execute and deliver this Agreement on behalf of such Selling Shareholder and to take certain other actions with respect hereto, and appointing American Stock Transfer & Trust Company as custodian (the "Custodian"). The Attorneys-in-fact are authorized to execute, deliver and perform the Power of Attorney and the Custody Agreement and this Agreement on behalf of such Selling Shareholder, including, without limitation, the authority to determine the purchase price to be paid to each Selling Shareholder by the Underwriters as set forth in Section 3 of this Agreement. Certificates in negotiable form representing the Option Shares to be sold by each Selling Shareholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Shareholder agrees that the Option Shares represented by the certificates on deposit with the Custodian are subject to the interests of the Underwriters hereunder, that the arrangements made for such custody and the appointment of the Attorneys-in-fact are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement, by any act of such Selling Shareholder, by operation of law or otherwise, whether by the dissolution, reorganization, death or incapacity of such Selling Shareholder or the occurrence of any other event. If any such dissolution, reorganization, death, incapacity or other such event should occur before the delivery of the Option Shares to be sold by the affected Selling Shareholder hereunder, the certificates for such Option Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement, as if such dissolution, reorganization, death, incapacity, or other event had not occurred, regardless of whether or not the Custodian or Attorneys-in-fact shall have received notice thereof.

               (b) Such Selling Shareholder has all requisite right, power and authority to enter into this Agreement and the Power-of-Attorney and the Custody Agreement, and to sell, transfer and deliver the Option Shares to be sold by such Selling Shareholder hereunder, and this Agreement, the Power-of-Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and constitute the legal, valid and binding obligations of such Selling Shareholder enforceable in accordance with their respective terms.

               (c) The execution, delivery and performance, and the consummation of the transactions contemplated hereby and by the Prospectus, the Power-of-Attorney and the Custody Agreement, and the fulfillment of the terms hereof, do not and shall not, with or without the giving of notice or lapse of time or both, (i) conflict with any term or provision of such Selling Shareholder's charter, bylaws or other organic or governing documents, if applicable, (ii) conflict with or result in a breach or a violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage or other agreements or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of his, her or its Option Shares is bound, or (iii) violate any existing, applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of his, her or its Option Shares.

               (d) All authorizations, approvals and consents necessary for the valid execution and delivery by such Selling Shareholder of the Power-of-Attorney and the Custody Agreement, and for the execution and delivery of this Agreement on behalf of such Selling Shareholder, have been duly given and received and are in full force and effect, and the sale and delivery of the Option Shares to be sold by such Selling Shareholder hereunder (other than, at the time of the execution hereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorization, approvals or consents as may be necessary under the state securities or blue sky laws and the bylaws, rules and pronouncements of the NASD, have been obtained and are in full force and effect.

               (e) Such Selling Shareholder now is, and on the Closing Date and any Option Closing Date will be, the lawful owner of the Option Shares to be sold by such Selling Shareholder pursuant to this Agreement. On the Closing Date and any Option Closing Date, such Selling Shareholder will have good and marketable title to such Option Shares, free and clear of all liens, pledges, encumbrances, security interests, equities, claims or other restrictions (other than those created under the Power-of-Attorney and the Custody Agreement). Upon proper delivery of, and payment for, such Option Shares as provided herein, the Underwriters will acquire good and marketable title thereto, free and clear of all liens, pledges, encumbrances, security interests, equities, claims and other restrictions and defects whatsoever, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Shareholder.

               (f) Such Selling Shareholder is not prompted to sell the Option Shares to be sold by such Selling Shareholder hereunder by any information concerning the Company or the Subsidiary that is not set forth in the Prospectus.

               (g) Such Selling Shareholder has examined the Registration Statement and the Prospectus and the information relating to such Selling Shareholder set forth therein or otherwise furnished to the Company by such Selling Shareholder or on such Selling Shareholder's behalf for use in connection with the preparation of the Registration Statement and the Prospectus (including, without limiting the generality of the foregoing, all representations and warranties of such Selling Shareholder in the Power of Attorney) and, as to such information, neither the Registration Statement, the Prospectus nor the Power of Attorney contains any untrue or inaccurate statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (h) Such Selling Shareholder has not incurred any liability for any finder's fee or similar payment in connection with the sale of such Selling Shareholder's Option Shares hereunder.

               (i) Such Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares and Warrants other than the Preliminary Prospectus and the Prospectus or other material, if any, permitted by the Act and the Rules and Regulations. Neither such Selling Shareholder nor any affiliate of such Selling Shareholder has taken or shall take any action designed, or that might be reasonably expected, to cause or result in stabilization or manipulation of, or to facilitate the sale or resale of, any shares of the Common Stock or Warrants.

               (j) Such Selling Shareholder has no reason to believe that any of the representations and warranties of the Company set forth in Section 1 above is untrue or inaccurate in any material respect.

          3.   PURCHASE, SALE AND DELIVERY OF THE SHARES AND WARRANTS.

               (a) Subject to the terms and conditions set forth herein, and on the basis of the representations, warranties and agreements contained herein, the Company shall sell to the Underwriters, and each such Underwriter severally, and not jointly, shall purchase from the Company at a price of $_____ per Share and $.10 per Warrant, less an underwriting discount of 10% in each case, at the place and time hereinafter specified, the number of Firm Securities set forth opposite the names of the Underwriters in Schedule I hereto.

               Delivery of the Firm Securities against payment therefor shall take place at the offices of Fine Equities, Inc., 600 Third Avenue, New York, New York 10016 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., New York City time, on _____, 1998, or at such later time and date as you may designate, such time and date of payment and delivery for the Firm Securities being herein called the "First Closing Date."

               (b) In addition, subject to the terms end conditions set forth herein, and on the basis of the representations, warranties and agreements contained herein, the Company and each Selling Shareholder, severally and not jointly, hereby grants an option (the "Over-allotment Option") to the several Underwriters to purchase from the Company and the Selling Shareholders, respectively, at the price per Share and per Warrant as set forth in subsection (a) above, all or any part of the respective number of Option Securities determined as hereinafter provided, aggregating the number of Option Shares and Option Warrants set forth opposite the names of the Company and the Selling Shareholders in Schedule II hereto. The Over-allotment Option may be exercised within 45 days after the effective date of the Registration Statement upon notice by the Underwriters to the Company advising as to the amount of Option Shares and/or Option Warrants as to which the Underwriters are exercising such option, the names and denominations in which the certificates for such Option Shares and/or Option Warrants are to be registered and the time and date when such certificates are to be delivered. Such time and date (hereinafter, the "Option Closing Date") shall be determined by the Underwriters but shall not be earlier than four nor later than ten full business days after the exercise of the Over-allotment Option, nor in any event prior to the First Closing Date. Delivery of the Option Securities against payment therefor shall take place at the offices of Fine Equities, Inc., 600 Third Avenue, New York, New York 10016. The number of Option Shares and/or Option Warrants to be purchased by each Underwriter, if any, shall bear the same percentage to the total number of Option Securities being purchased by the several Underwriters pursuant to this subsection (b) as the respective numbers of Firm Shares and/or Firm Warrants being purchased by such Underwriter bears to the respective total numbers thereof, as adjusted, in each case by the Underwriters in such manner as the Underwriters may deem appropriate. If the Over-allotment Option is exercised with respect to fewer than all of the Option Securities, the Option Securities will be sold in the following order: (i) first, the Option Shares the Selling Shareholders propose to sell and (ii) second, the Option Shares and Option Warrants the Company proposes to sell. The Over-allotment Option may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Shares and/or Firm Warrants referred to in subsection (a) above. In the event the Company declares or pays a dividend or distribution on its Common Stock, whether in the form of cash, shares of Common Stock or any other consideration, prior to the Option Closing Date, such dividend or distribution shall also be paid on the Option Securities on the Option Closing Date.

               Certificates in negotiable form for the Option Shares to be sold by each of the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement pursuant to the Custody Agreement. Each Selling Shareholder agrees that the Option Shares represented by the certificates so held in custody are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholder for such custody are to that extent irrevocable and that the obligations of such Selling Shareholder hereunder shall not be terminated by the act of such Selling Shareholder or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event, except as specifically provided herein or in the Custody Agreement. If any Selling Shareholder should die or be incapacitated, or if any other such event should occur, before the delivery of the Option Shares hereunder, certificates for the Option Shares to be sold by such Selling Shareholder shall, except as specifically provided herein or in the Custody Agreement, be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event has not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity or other event.

               (c) The Company and the Selling Shareholders will make the certificates for the Shares and Warrants to be purchased by the Underwriters hereunder available to the Underwriters for review at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as the Underwriters may request, at least two full business days prior to the Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

               Definitive certificates in negotiable form for the Firm Securities to be purchased by the Underwriters hereunder will be delivered by the Company to the Underwriters against payment of the respective purchase prices by the several Underwriters, by certified or bank cashier's checks in New York Clearing House funds, payable to the order of the Company with regard to the Firm Securities to be purchased from the Company.

               In addition, in the event the Underwriters exercise the Over-allotment Option for all or any portion of the Option Securities pursuant to the provisions of subsection (b) above, payment for such Option Securities shall be made by certified or bank cashier's checks in New York Clearing House funds, payable to or upon the order of the Company with regard to the Option Shares and Option Warrants to be purchased from the Company and to the order of the Custodian for the respective accounts of the Selling Shareholders with regard to the Option Shares being purchased from such Selling Shareholders at the offices of Fine Equities, Inc., 600 Third Avenue, New York, New York 10016 (or such other place as may be designated by agreement between the Underwriters and the Company) at the time and date of delivery of such Option Securities as required by the provisions of subsection (b) above, against receipt of the certificates for such Option Securities by the Underwriters registered in such names and in such denominations as the Underwriters may request.

               It is understood that the several Underwriters propose to offer the Shares and Warrants (including the Option Securities) to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

          4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

               (a) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. Upon notification from the Commission that the Registration Statement has become effective, the Company will so advise the Underwriters and will not at any time, whether before or after the effective date, file the Prospectus, Term Sheet or any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters or the Underwriters' counsel shall have objected to in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by all of the Underwriters of the distribution of the Shares and Warrants contemplated hereby (but in no event more than nine months after the date on which the Registration Statement shall have become or been declared effective) and (B) 25 days after the date on which the Registration Statement shall have become or been declared effective, the Company will prepare and file with the Commission, promptly upon the Underwriters' request, any amendments or supplements to the Registration Statement or Prospectus which, in the Underwriters' opinion, may be necessary or advisable in connection with the distribution of the Shares and Warrants.

               As soon as the Company is advised thereof, the Company will advise the Underwriters, and confirm such advice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement is filed with the Commission, (ii) of the receipt of any comments of the Commission, (iii) of the effectiveness of any post-effective amendment to the Registration Statement, (iv) of the filing of any supplement to the Prospectus or any amended Prospectus, (v) of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, (vi) of the issuance by the Commission or any state or regulatory body of any stop order or other order or threat thereof suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, or (vii) of the suspension of the qualification of the Shares and Warrants for offering in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and, if any such order is issued, to obtain as soon as possible the lifting thereof.

               The Company has caused to be delivered to the Underwriters copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the several Underwriters and dealers to use the Prospectus in connection with the sale of the Shares and Warrants for such period as in the opinion of counsel to the several Underwriters the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer of any event of which the Company has knowledge and which materially affects the Company or the securities of the Company, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment of the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares and Warrants or in case it shall be necessary to amend or supplement the Prospectus to comply with law or with the Rules and Regulations, the Company shall notify the Underwriters promptly and forthwith prepare and furnish to the Underwriters copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as the Underwriters may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case any Underwriter is required, in connection with the sale of the Shares and Warrants, to deliver a Prospectus nine months or more after the effective date of the Registration Statement, the Company will upon request of and at the expense of such

     Underwriter, amend or supplement the Registration Statement and Prospectus and furnish the Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

               The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder in connection with the offering and issuance of the Shares and Warrants.

               (b) The Company will use its best efforts to qualify to register the Shares and Warrants for sale under the securities or "blue sky" laws of such jurisdictions as the Underwriters may designate and will make such applications and furnish such information as may be required for that purpose and to comply with such laws, provided the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent of service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares and Warrants. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as the Underwriters may reasonably request.

               (c) If the sale of the Shares and Warrants provided for herein is not consummated for any reason caused by the Company, the Company shall pay all costs and expenses incident to the performance of the Company's obligations hereunder, including but not limited to, all of the expenses itemized in Section 9, including the accountable expenses of the Underwriters.

               (d) The Company will use its best efforts to (i) cause a Registration Statement on Form 8-A under the Exchange Act to be declared effective concurrently with the completion of this offering and will notify the Underwriters in writing immediately upon the effectiveness of such registration statement, and (ii) if requested by the Underwriters, to obtain and keep current a listing in the Standard & Poor's or Moody's Industrial OTC Manual.

               (e) For so long as the Company is a reporting company under either Section 12(g) or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail, and at its expense will furnish to the Underwriters during the period ending five (5) years from the date hereof (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any of its subsidiaries as at the end of such fiscal year, together with statements of income, surplus and cash flow of the Company and any of its subsidiaries for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year, consolidated summary financial information of the Company for such quarter in reasonable detail; (iii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iv) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission or any securities exchange or automated quotation system on which any class of securities of the Company is listed; and (v) such other information as you may from time to time reasonably request.

               (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

               (g) The Company will deliver to the Underwriters at or before the First Closing Date two signed copies of the Registration Statement, including all financial statements and exhibits filed therewith, and of all amendments thereto, and will deliver to the several Underwriters such number of conformed copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as the several Underwriters may reasonably request. The Company will deliver to the Underwriters or upon the order of the several Underwriters, from time to time until the effective date of the Registration Statement, as many copies of any Preliminary Prospectus filed with the Commission prior to the effective date of the Registration Statement as such Underwriters may reasonably request. The Company will deliver to the several Underwriters on the effective date of the Registration Statement and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as such Underwriters may from time to time reasonably request. The Company, not later than (i) 5:00 p.m., New York City time, on the date of determination of the public offering price for the First Shares and Warrants, if such determination occurred at or prior to 12:00 noon, New York City time, on such date or (ii) 6:00 p.m., New York City time, on the business day following the date of determination of such offering price, if such determination occurred after 12:00 noon, New York City time, on such date, will deliver to the several Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such Underwriters may reasonably request for purposes of confirming orders that are expected to settle on the First Closing Date.

               (h) The Company will make generally available to its security holders and deliver to the Underwriters as soon as it is practicable to do so but in no event later than 90 days after the end of twelve months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which shall satisfy the requirements of Section 11(a) of the Act.

               (i) The Company will apply the net proceeds from the sale of the Shares and Warrants for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Shares and Warrants and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

               (j) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, Preliminary Prospectus or Prospectus and take any other action, which in the reasonable opinion of counsel to the several Underwriters, may be reasonably necessary or advisable in connection with the distribution of the Shares and Warrants, and will use its best efforts to cause the same to become effective as promptly as possible.

               (k) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Underwriters' Unit Purchase Option.

               (l) The Company will not, and will deliver to the Underwriters agreements to the effect that for a period of 24 months from the First Closing Date (the "Lock-Up Period"), no officer, director or existing stockholder or optionholder of the Company (such officers, directors and stockholders being herein referred to as the "Principal Stockholders") will, directly or indirectly, offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, transfer, pledge, assign, hypothecate or otherwise dispose of any securities of the Company. In order to enforce this covenant, the Company shall impose stop-transfer instructions with respect to the securities owned by the Principal Stockholders until the end of such period and an appropriate legend shall be marked on the face of stock certificates representing all of such securities.

               (m) Subject to subsection (q) of this Section 4, during the eighteen (18) month period from the effective date of the Registration Statement (the "Effective Date"), you shall have the right of first refusal (the "Right of First Refusal") to act as underwriter or agent for any and all public offerings or private placements of securities of the Company, or of any successor to or subsidiary of the Company or other entity in which the Company has an equity interest (herein this paragraph (m) referred to collectively as the "Company"), by the Company (the "Subsequent Company Offering") or any secondary offering of the Company's securities by the Principal Stockholders (the "Secondary Offering"). Accordingly, if during such period the Company intends to make a Subsequent Company Offering or the Company receives notification from any of such Principal Stockholders of such holder's intention to make a Secondary Offering, the Company shall notify you in writing of such intention and of the proposed terms of the offering. The Company shall thereafter promptly furnish you with such information concerning the business, condition and prospects of the Company as you may reasonably request. If within thirty (30) business days of receipt of such notice of intention and statement of terms you do not accept in writing such offer to act as underwriter or agent with respect to such offering upon the terms proposed and, in the case of a Subsequent Company Offering, the Company has received your prior written consent to make such offering, the Company and each of the Principal Stockholders shall be free to negotiate terms with other underwriters or agents with respect to such offering and to effect such offering on such proposed terms within six months after the end of such thirty (30) business day period. Before the Company and/or any of the Principal Stockholders shall accept any modified proposal from such underwriter or agent, your preferential right shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted. The failure by you to exercise your Right of First Refusal in any particular instance shall not affect in any way such right with respect to any other Subsequent Company Offering or Secondary Offering. By execution and delivery of agreements in form and substance satisfactory to you, each of the Principal Stockholders agrees to be bound by the terms of this Section 4(m) concerning any proposed Secondary Offering.

               (n) Prior to completion of this offering, the Company will make all filings required, including registration under the Exchange Act, to obtain the listing of the Shares and Warrants on the Nasdaq SmallCap Market or the American Stock Exchange, and will effect and maintain such listing for at least seven years from the effective date of the Registration Statement.

               (o) The Company and each of the Selling Shareholders represents that he or it has not taken and agrees that he or it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares or the Warrants or to facilitate the sale or resale of the Shares or the Warrants.

               (p) On the Closing Date and simultaneously with the delivery of the Shares and Warrants, the Company shall execute and deliver to the Underwriters the Underwriters' Unit Purchase Option. The Underwriters' Unit Purchase Option will be substantially in the form of the Underwriters' Unit Purchase Option filed as an exhibit to the Registration Statement.

               (q) During the twelve month period commencing on the date of this Agreement, the Company will not, without the prior written consent of the Underwriters, grant options to purchase shares of Common Stock at an exercise price less than the greater of (i) the initial public offering price of the Shares or (ii) the fair market value of the Common Stock on the date of grant. During the Lock-Up Period, the Company will not, without the prior written consent of the Underwriters, grant options to any current officer of the Company or sell or offer any securities of the Company, except pursuant to options and warrants outstanding on the date hereof.

               (r) The Company will not, without the prior written consent of the Underwriters, grant registration rights to any person which are exercisable sooner than __ months from the First Closing Date.

               (s) William V. Carey shall be Chairman of the Board, President and Chief Executive Officer of the Company on the Closing Dates. The Company has obtained key person life insurance in an amount of not less than $2.5 million on the life of Mr. Carey and will use its best efforts to maintain such insurance during the three year period commencing from the First Closing Date. In the event that Mr. Carey's employment with the Company is terminated prior to such three year period, the Company will obtain a comparable policy on the life of his successor for the balance of such three year period. For a period of _____ months from the First Closing Date, the compensation of the executive officers of the Company shall not be increased from the compensation levels disclosed in the Prospectus.

               (t) So long as any Warrants are outstanding, the Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post-effective amendments and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to each Underwriter and dealer as many copies of each such Prospectus as such Underwriter or dealer may reasonably request. The Company shall not call for redemption any of the Warrants unless a registration statement covering the securities underlying the Warrants has been declared effective by the Commission and remains current at least until the date fixed for redemption. In addition, for so long as any Warrant is outstanding, the Company will promptly notify the Underwriters of any material change in the business, financial condition or prospects of the Company or any subsidiary thereof.

               (u) Upon the exercise of any Warrant or Warrants after ________, 1999, the Company will pay the Underwriters, a fee of four percent (4%) of the aggregate exercise price of the Warrants, of which a portion may be reallowed to the dealer who solicited the exercise (which may also be either or both of the Underwriters) if (i) the market price of the Company's Common Stock is greater than the exercise price of the Warrants on the date of exercise; (ii) the exercise of the Warrant was solicited by a member of the NASD; (iii) the Warrant is not held in a discretionary account; (iv) the disclosure of compensation arrangements has been made in documents provided to customers, both as part of the original offering and at the time of exercise; and (v) the solicitation of the Warrant was not in violation of Rule 10b-6 promulgated under the Exchange Act. The Company agrees not to solicit the exercise of any Warrants other than through the Underwriters and will not authorized any other dealer to engage in such solicitation without the prior written consent of the Underwriters.

               (v) For a period of five years from the effective date of the Registration Statement, the Company (i) at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Quarterly Report on Form 10-QSB (or 10-Q, as the case may be) and the mailing of quarterly financial information to stockholders and (ii) shall not change its accounting firm without the prior written consent of the Underwriters.

               (w) For a period of five years from the First Closing Date (i) the Underwriters shall have the right, but not the obligation, to (a) designate a director to the Board of Directors of the Company or (b) designate one person to attend all meetings of the Board of Directors, which person will be entitled to receive all notices and other correspondence as if such person were a member of the Board of Directors and to be reimbursed for out-of-pocket expenses incurred in connection with attendance of meeting of the Board of Directors, and (ii) the Company shall engage a public relations firm acceptable to the Underwriters.

          5. CONDITIONS OF UNDERWRITERS' OBLIGATION. The obligations of the several Underwriters to purchase and pay for the Shares and Warrants which they have respectively agreed to purchase hereunder are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company and the Selling Shareholders set forth herein, to the performance by the Company and the

Selling Shareholders of their respective obligations hereunder, and to the satisfaction (at or prior to the Closing Dates), of each of following conditions:

               (a) The Registration Statement shall have become effective and the Underwriters shall have received notice thereof not later than 10:00 a.m., New York City time, on the date on which the amendment to the Registration Statement originally filed with respect to the Shares and Warrants or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Shares and Warrants has been filed with the Commission, or such later time and date as shall have been agreed to by the Underwriters; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 434 and 424(b) under the Act; on or prior to the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or a similar purpose shall have been instituted or shall be pending or, to the Underwriters' knowledge or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the several Underwriters;

               (b) At the First Closing Date, the Underwriters shall have received the opinion, addressed to the Underwriters, dated as of the First Closing Date, of Hogan & Hartson LLP, Washington, D.C. and Warsaw, Poland, counsel for the Company and the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification;

                    (ii) the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of Poland, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive or similar rights, and are owned by the Company, free and clear of any lien, adverse claim, security interest or other encumbrance; no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Subsidiary have been granted or entered into by the Company or the Subsidiary;

                    (iii) to the best knowledge of such counsel, (A) each of the Company and the Subsidiary has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business as described in the Prospectus, (B) such licenses, permits and other governmental authorizations obtained are in full force and effect, and (C) each of the Company and the Subsidiary are in all material respects complying therewith;

                    (iv) the authorized capitalization of the Company as of _____,1997 is as set forth under the caption "Capitalization" in the Prospectus; all shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have not been issued in violation of the preemptive rights of any shareholder and the shareholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase, nor are there any restrictions upon the voting or transfer of any of the shares of Common Stock; except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; the Common Stock, the Warrants, the Underwriters' Unit Purchase Option and the Warrant Agreement conform to the respective descriptions thereof contained in the Prospectus; the Shares have been, and the shares of Common Stock to be issued upon exercise of the Warrants and the Underwriters' Unit Purchase Option, upon issuance in accordance with the terms of such Warrants, the Warrant Agreement and the Underwriters' Unit Purchase Option, have been duly authorized and, when issued and delivered, will be duly and validly issued, fully paid, non-assessable, free of preemptive rights and no personal liability will attach to the ownership thereof; all prior sales by the Company of its securities have been made in compliance with or under exemption from registration under the Act and applicable state securities laws and no shareholders of the Company have any rescission rights with respect to securities of the Company; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and the Underwriters' Unit Purchase Option; and, to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares and Warrants as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company;

                    (v) this Agreement and the Warrant Agreement have been duly and validly authorized, executed and delivered by the Company and by or on behalf of each of the Selling Shareholders, and the Underwriters' Unit Purchase Option has been duly and validly authorized, executed and delivered by the Company, and, assuming due execution by each other party hereto or thereto, each of such agreements constitutes a legal, valid and binding obligation of the Company and each of the Selling Shareholders, as the case may be, enforceable against the Company and each of the Selling Shareholders, as the case may be, in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law);

                    (vi) the Powers of Attorney and the Custody Agreements have been duly and validly executed and delivered by or on behalf of each of the Selling Shareholders; upon delivery of certificates for the Option Shares to be sold by the Selling Shareholders under this Agreement and the payment therefor as contemplated by this Agreement, valid and marketable title to the Option Shares represented thereby will have been acquired by the Underwriters, free and clear of all security interests, liens, encumbrances, claims or equities whatsoever; and nothing has come to the attention of such counsel which caused them to believe that any Selling Shareholder does not have full legal right, power and authority to sell, transfer and deliver the Option Shares to be sold by him or her or it under this Agreement;

                    (vii) the certificates evidencing the shares of Common Stock are in valid and proper legal form and conform to the requirements of the General Corporation Law of the State of Delaware; the Warrants will be exercisable for shares of Common Stock in accordance with the terms of the Warrants and at the prices therein provided for; and the warrants underlying the Underwriters' Unit Purchase Option will be exercisable for shares of Common Stock in accordance with the terms of the Underwriters' Unit Purchase Option and at the prices therein provided for;

                    (viii) such counsel knows of no pending or threatened legal or governmental proceedings to which either the Company or the Subsidiary is a party which could materially adversely affect the business, property, financial condition or operations of either the Company or the Subsidiary; or which question the validity of the Shares, the Warrants, this Agreement, the Warrant Agreement, the Underwriters' Unit Purchase Option, the Powers of Attorney or the Custody Agreements, or of any action taken or to be taken by either the Company or the Subsidiary pursuant to this Agreement, the Warrant Agreement, the Underwriters' Unit Purchase Option, the Powers of Attorney or the Custody Agreements; and no such proceedings are known to such counsel to be contemplated against either the Company or the Subsidiary; there are no governmental proceedings or regulations required to be described or referred to in the Registration Statement which are not so described or referred to;

                    (viii) to the knowledge of such counsel, neither the Company nor the Subsidiary has received notice of any claim or challenge regarding its ownership of or its other rights to or under any patents, trademarks, service marks, trade names, licenses, inventions or any other rights described in the Prospectus; to the knowledge of such counsel, (i) no claim has been made against the Company or the Subsidiary alleging infringement by the Company or the Subsidiary of any patent, trademark, service mark, trade name, trade secret, license in or other intellectual property or franchise right of any person, (ii) no legal or governmental proceedings are pending relating to the foregoing and (iii) no such proceedings are currently threatened by governmental authorities or others;

                    (ix) Neither the Company nor the Subsidiary is in violation of or default under, nor will the execution and delivery of this Agreement, the Warrant Agreement, the Underwriters' Unit Purchase Option, the Powers of Attorney or the Custody Agreements, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a breach or violation of, or constitute a default under the certificate or articles of incorporation or by-laws (or other organizational documents), in the performance or observance of any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company's or the Subsidiary's properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any government instrumentality or court, domestic or foreign;

                    (x) the Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that purpose have been instituted or are pending before or threatened by, the Commission; the Registration Statement and the Prospectus (except for the financial statements and other financial data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                    (xi) such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to the attention of such counsel to cause such counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective or as of the Closing Dates contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial information and schedules contained therein, as to which such counsel need express no opinion);

                    (xii) all descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be shown, and counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement or exhibit to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

                    (xiii) no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Shares or Warrants by the Company, in connection with the execution, delivery and performance of this Agreement, the Warrant Agreement, the Powers of Attorney or the Custody Agreements by the Company or the Subsidiary or in connection with the taking of any action contemplated herein, or the issuance of the Underwriters' Unit Purchase Option or the securities underlying the Underwriters' Unit Purchase Option, other than registrations or qualifications of the Shares and Warrants under applicable state or foreign securities or Blue Sky laws and registration under the Act;

                    (xiv) the statements in the Registration Statement under the captions "Business", "Use of Proceeds", "Management", and "Description of Securities" have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;

                    (xv) the Shares and Warrants have been duly authorized for listing on the Nasdaq SmallCap Market [or] the American Stock Exchange; and

                    (xvi) to such counsel's knowledge, there are no business relationships or related-party transactions of the nature described in
          Item 404 of Regulation S-B involving the Company or the Subsidiary and any person described in such Item that are required to be disclosed in the Prospectus and which have not been so disclosed.

               Such opinions shall also cover such matters incident to the transactions contemplated hereby as the Underwriters or counsel for the Underwriters shall reasonably request. In rendering such opinions, such counsel may rely upon certificates of any officer of the Company or the Subsidiary or public officials as to matters of fact.

               (c) All corporate proceedings and other legal matters relating to this Agreement, the Warrant Agreement, the Powers of Attorney, the Custody Agreements, the Registration Statement, the Prospectus and other related matters shall be satisfactory to or approved by Baker & McKenzie, counsel to the several Underwriters, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, together with copies thereof for each of the other Underwriters, with respect to the validity of the issuance of the Shares and Warrants, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company, the Subsidiary and the Selling Shareholders shall have furnished to counsel for the several Underwriters such documents as it may reasonably request for the purpose of enabling them to render such opinion.

               (d) The Underwriters shall have received a letter prior to the effective date of the Registration Statement and again on and as of the First Closing Date from Ernst & Young Audit Sp. z o. o., Warsaw, Poland, independent public accountants for the Company, substantially in the form approved by the Underwriters, and including estimates of the Company's revenues and results of operations for the period ending at the end of the month immediately preceding the effective date and results of the comparable period during the prior fiscal year.

               (e) At the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of the Closing Dates and the Company and the Subsidiary shall have performed all of their respective obligations hereunder and satisfied all the conditions on their part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company or the Subsidiary from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the effective date of the Registration Statement, and the Company and each of the Subsidiary shall not have incurred any material liabilities or entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; (iv) except as set forth in the Prospectus, no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or the Subsidiary which would be required to be set forth in the Registration Statement, and no proceedings shall be pending or threatened against the Company or the Subsidiary before or by any commission, board or administrative agency in the United States, Poland or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company or the Subsidiary, and (v) the Underwriters shall have received, at the First Closing Date, a certificate signed by each of the Chief Executive Officer and the Executive Vice President of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e).

               (f) Upon exercise of the Over-allotment Option, the obligations of the several Underwriters to purchase and pay for the Option Securities referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

                    (i) the Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the Underwriters's knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the satisfaction of Baker & McKenzie, counsel to the several Underwriters;

                    (ii) at the Option Closing Date, there shall have been delivered to the Underwriters the signed opinion of Hogan & Hartson LLP, Washington, D.C., and Warsaw, Poland, counsel for the Company, dated as of the Option Closing Date, in form and substance satisfactory to Baker & McKenzie, counsel to the several Underwriters, together with copies of such opinions for each of the other several underwriters, which opinion shall be substantially the same in scope and substance as the opinion furnished to the Underwriters at the First Closing Date pursuant to Section 5(b) hereof, except that such opinion, where appropriate, shall cover the Option Securities;

                    (iii) at the Option Closing Date, there shall have been delivered to the Underwriters a letter in form and substance satisfactory to the Underwriters from Ernst & Young Audit Sp. z o. o., Warsaw, Poland, dated the Option Closing Date and addressed to the Underwriters confirming the information in their letter referred to in
          Section 5(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five business days prior to the Option Closing Date, which would require any change in said letter if it were required to be dated the Option Closing Date;

                    (iv) the Underwriters shall have received a certificate dated the Option Closing Date, from each Selling Shareholder to the effect that, as of the Option Closing Date: (A) the representations and warranties made by such Selling Shareholder are true and correct in all material respects as if made on and as of the Option Closing Date; and (B) such Selling Shareholder has complied with all of the obligations and satisfied all of the conditions which are to be performed or satisfied on his or her or its part at or prior to the Option Closing Date;

                    (v) at the Option Closing Date, there shall have been delivered to the Underwriters a certificate of the Chief Executive Officer and Executive Vice President of the Company, dated the Option Closing Date, in form and substance satisfactory to Baker & McKenzie, counsel to the several Underwriters, substantially the same in scope and substance as the certificate, furnished to you at the First Closing Date pursuant to Section 5(e) hereof;

                    (vi) all proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Securities shall be satisfactory in form and substance to the Underwriters, and the Underwriters and Baker & McKenzie, counsel to the several Underwriters, shall have been furnished with all such documents, certificates and opinions as the Underwriters may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Subsidiary or their compliance with any of the covenants or conditions contained herein.

               (g) No action shall have been taken by the Commission or the NASD, the effect of which would make it improper, at any time prior to the Closing Date, for members of the NASD to execute transactions (as principal or agent) in the Shares or the Warrants, and no proceedings for the taking of such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriters or the Company, shall be contemplated by the Commission or the NASD. The Company represents that at the date hereof it has no knowledge that any such action is in fact contemplated by the Commission or the NASD. The Company and the Subsidiary shall have advised the Underwriters of any NASD affiliation of any of their officers, directors, stockholders or other affiliates.

               (h) If any of the conditions herein provided for in this Section shall not have been fulfilled as of the date indicated, this Agreement and all obligations of the several Underwriters under this Agreement may be canceled at, or at any time prior to, each Closing Date by the Underwriters. Any such cancellation shall be without liability of the Underwriters to the Company.

          6. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE SELLING SHAREHOLDERS. The obligations of the Company and the Selling Shareholders to sell and deliver the Shares and Warrants in the manner provided in this Agreement is subject to the condition that at the Closing Dates, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission. If such condition has been satisfied on the First Closing Date, but is not satisfied after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company and the Selling Shareholders to sell and deliver the Option Securities upon any exercise of the Over-allotment Option hereof shall be affected.

          7.   INDEMNIFICATION.

               (a) The Company and each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act, against any and all losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which such Underwriter or such controlling person may become subject, under the Act or otherwise, and shall reimburse, as incurred, such Underwriters and such controlling persons for any legal or other expenses reasonably incurred in connection with investigating, defending against or appearing as a third party witness in connection with any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, (ii) any blue sky application or other document executed by the Company or the Subsidiary specifically for that purpose or based upon written information furnished by the Company or the Subsidiary filed in any state or other jurisdiction in order to qualify any or all of the Shares and Warrants under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor any Selling Shareholder will be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Subsidiary by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be required to indemnify and hold harmless any Underwriter until the Underwriters shall have pursued all remedies, including execution of judgment, reasonably available against the Company and shall have been unable, after reasonable effort, to execute such judgment against the Company. The obligations of the Company and the Selling Shareholders under this Section 7(a) will be in addition to any liability which the Company or the Selling Shareholders may otherwise have.

               (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each nominee (if any) for any director named in the Prospectus, each of the officers of the Company who have signed the Registration Statement, each Selling Shareholder and each other person, if any, who controls the Company or a Selling Shareholder within the meaning of the Act to the same extent as the foregoing indemnities from the Company and the Selling Shareholders to the several Underwriters, but only with respect to any loss, claim, damage, liability or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (i) in reliance upon and in conformity with written information furnished to the Company by the Underwriters or by any Underwriter through the Underwriters expressly for use in the preparation thereof and (ii) relating to the transactions effected by the Underwriters in connection with the offer and sale of the Shares and Warrants contemplated hereby. The obligations of each Underwriter under this Section 7(b) will be in addition to any liability which the Underwriters may otherwise have.

               (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 7(a) or (b) hereof, such person (hereinafter called the "indemnified party") shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the indemnifying party") of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 7 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding, to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 7. Such indemnified party or controlling person thereof shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action. If such indemnified party is an Underwriter or a person who controls such Underwriter within the meaning of the Act, who shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, the indemnified party or parties shall be entitled to select separate counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the fees and expenses of such counsel shall be borne by the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm for all Underwriters and controlling persons named as parties to such action or actions, which firm shall be designated in writing by the Underwriters). Expenses covered by the indemnification in this Section 7 shall be paid by the indemnifying party as they are incurred by the indemnified party. Anything in this
     Section 7 to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim effected without its written consent, which shall not be unreasonably withheld in light of all factors of importance to such indemnifying party.

          8.   CONTRIBUTION.

          In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter makes any claim for indemnification pursuant to Section 7 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 7 provide for indemnification in such case, or
(ii) contribution under the Act may be
required on the part of any Underwriter, then the Company and each person who controls the Company and each of the Selling Shareholders, on the one hand, and any such Underwriter, on the other hand, shall contribute to the amount paid or payable as a result of the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that all such Underwriters are responsible pro rata in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per Unit appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company and each of the Selling Shareholders shall be responsible pro rata for the remaining portion determined by the proportion that the number of Shares and Warrants sold by the Company bears to the total number of Shares and Warrants sold hereunder and each Selling Shareholder is responsible for the percentage of such remaining portion determined by the proportion that the number of Option Shares being sold by such Selling Shareholder bears to the total number of [Shares plus Warrants] being sold hereunder; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company and the Selling Shareholders and the Underwriters and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations, shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, the Subsidiary, the Selling Shareholders or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree (a) that it would not be just and equitable if the respective obligations of the Company, the Selling Shareholders and the Underwriters to contribute pursuant to this Section 8 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriters in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 8,
(b) that the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Shares and Warrants purchased by such Underwriter to the number of Shares and Warrants purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible, and
(c) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds of the sale of such Selling Shareholder's Option Shares. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then any Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons and the Selling Shareholders to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company, the Selling Shareholders and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to such settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

          9.   COSTS AND EXPENSES.

               (a) Whether or not this Agreement becomes effective or the sale of the Shares and Warrants to the Underwriters is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company including, but not limited to, the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), Preliminary Prospectus and the Prospectus, as amended or supplemented, or the Term Sheet; the fee of the NASD in connection with the filing required by the NASD relating to the offering of the Shares and Warrants contemplated hereby; the fees and expenses of investigative reports regarding the Company, the Subsidiary and certain officers and directors of the Company; all expenses, including reasonable fees and disbursements of counsel to the Underwriters, in connection with the qualification of the Shares and Warrants under the state securities or blue sky laws which the Underwriters shall designate; the cost of printing and furnishing to the several Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, Selling Agreement, Warrant Agreement, Underwriters' Questionnaire, Underwriters' Power of Attorney and the Blue Sky Memorandum; any fees relating to the listing of the Shares and Warrants on the Nasdaq SmallCap Market, American Stock Exchange or any other securities exchange; the cost of printing the certificates representing the Shares and Warrants; the fees of the transfer agent retained in connection with the sale of the Shares and Warrants; the cost of publication of at least three "tombstones" relating to the public offering of the Shares and Warrants (at least one of which shall be in national business newspaper and one of which shall be in a major New York newspaper) and the cost of preparing at least five hard cover "bound volumes" relating to such offering in accordance with the Underwriters' request. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriters hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 4(a) of this Agreement, except as otherwise set forth in said Section.

               (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to the Underwriters a non-accountable expense allowance of $_____, of which $_____ has been paid. In the event the Over-allotment Option is exercised, the Company shall pay to the Underwriters at the Option Closing Date an additional amount equal to ___% of the gross proceeds received upon exercise of such option. In the event the transactions contemplated hereby are not consummated by reason of any action by the Underwriters (except if such prevention is based upon a breach by the Company or any Subsidiary of any covenant, representation or warranty contained herein or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company or the Subsidiary is not fulfilled), the Company shall be liable for only the amount (not less than $50,000) paid by the Company to the Underwriters prior to such determination. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company or the Subsidiary or because of a breach by the Company or the Subsidiary of any covenant, representation or warranty herein, the Company shall be liable for the accountable expenses of the Underwriters, including legal fees, up to a maximum of $125,000.

               (c) No person is entitled either directly or indirectly to compensation from the Company, from the Underwriters or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Underwriters or such other person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming an indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

          10.  SUBSTITUTION OF UNDERWRITERS.

          If any Underwriter shall for any reason not permitted hereunder cancel its obligations to purchase the Firm Shares and/or Firm Warrants hereunder, or shall fail to take up and pay for the number of Firm Shares and/or Firm Warrants set forth opposite its name in Schedule I hereto upon tender of such Firm Shares and/or Firm Warrants in accordance with the terms hereof, then:

               (a) If the aggregate number of First Shares and/or Firm Warrants which such Underwriter agreed but failed to purchase does not exceed 10% of the total number of Firm Shares and Firm Warrants, the other Underwriter shall be obligated severally, in proportion to its respective commitments hereunder, to purchase the Firm Shares and/or Warrants which such defaulting Underwriter or Underwriters agreed but failed to purchase.

               (b) If any Underwriter so defaults and the agreed number of Firm Shares and/or Warrants with respect to which such default or defaults occurs is more than 10% of the total number of Firm Shares and Firm Warrants, the other Underwriter shall have the right to take up and pay for the Firm Shares and/or Firm Warrants which the defaulting Underwriter agreed but failed to purchase. If such other Underwriter does not, at the First Closing Date, take up and pay for the Firm Shares and/or Firm Warrants which the defaulting Underwriter agreed but failed to purchase, the time for delivery of the Firm Shares and Firm Warrants shall be extended to the next business day to allow the other Underwriter the privilege of substituting within twenty-four hours (including non-business hours) another Underwriter or Underwriters satisfactory to the Company. If no such Underwriter or Underwriters shall have been substituted as aforesaid, within such twenty-four hour period, the time of delivery of the Firm Shares and Firm Warrants may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within twenty-four hours (including non-business hours) another Underwriter or Underwriters to purchase the Firm Shares and/or Firm Warrants which the defaulting Underwriter agreed but failed to purchase. If it shall be arranged for the other Underwriters or substituted Underwriters to take up the Firm Shares and/or Firm Warrants of the defaulting Underwriter as provided in this Section, (i) the Company or the Underwriters shall have the right to postpone the time of delivery for a period of not more than seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary and (ii) the respective numbers of Firm Shares and Firm Warrants to be purchased by the other Underwriter or substituted Underwriters shall be taken as the basis of the underwriting obligation for all purposes of this Agreement.

               If in the event of a default by one Underwriter and the other Underwriter shall not take up and pay for all the Firm Shares and Firm Warrants agreed to be purchased by the defaulting Underwriter or substitute another Underwriter or Underwriters as aforesaid, or the Company shall not find or shall not elect to seek another Underwriter or Underwriters for such Firm Shares and Firm Warrants as aforesaid, then this Agreement shall terminate.

               If, following exercise of the Over-allotment Option, any Underwriter shall for any reason not permitted hereunder cancel its obligations to purchase Option Securities at the Option Closing Date, or shall fail to take up and pay for the number or type of Option Securities, which it becomes obligated to purchase at the Option Closing Date upon tender of such Option Securities in accordance with the terms hereof, then the other Underwriter or substituted Underwriters may take up and pay for the Option Securities of the defaulting Underwriter in the manner provided in Section 10(b) hereof. If the other Underwriter or substituted Underwriters shall not take up and pay for all such Option Securities, the non-defaulting Underwriter shall be entitled to purchase the number and type of Option Securities for which there is no default or, at its election, the Over-allotment Option shall terminate and the exercise thereof shall be of no effect.

               As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. In the event of termination of this Agreement, there shall be no liability on the part of any nondefaulting Underwriter to the Company, provided that the provisions of this Section 10 shall not in any event affect the liability of any defaulting Underwriter to the Company arising out of such default.

          11.  EFFECTIVE DATE.

          This Agreement shall become effective upon its execution, except that the Underwriters may, at their option, delay such effectiveness until 11:00 a.m., New York City time on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as the Underwriters in their discretion shall first commence the initial public offering by the Underwriters of any of the Shares and/or Warrants. The time of the initial public offering shall mean the time of release by the Underwriters of the first newspaper advertisement with respect to the Shares and Warrants, or the time when the Shares and Warrants are first generally offered by the Underwriters to dealers by letter or telegram, whichever shall first occur. This Agreement may be terminated by the Underwriters at any time before it becomes effective as provided above, except that Sections 4(c), 7, 8, 9, 14, 15, 16 and 17 shall remain in effect notwithstanding such termination.

          12.  TERMINATION.

               (a) This Agreement, except for Sections 4(c), 7, 8, 9, 14, 15, 16 and 17 hereof, may be terminated at any time prior to the First Closing Date, and the Over-allotment Option, if exercised, may be canceled at any time prior to the Option Closing Date, by the Underwriters if in their judgment it is impracticable to offer for sale or to enforce contracts made by the Underwriters for the resale of the Shares and Warrants agreed to be purchased hereunder by reason of (i) the Company or the Subsidiary having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market having been suspended or limited; (iii) material governmental restrictions having been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium having been declared by federal or New York state authorities; (v) an outbreak of international hostilities or other national or international calamity or crisis or change in economic or political conditions having occurred; (vi) a pending or threatened legal or governmental proceeding or action relating generally to the Company's or the Subsidiary's business, or a notification having been received by either the Company or the Subsidiary of the threat of any such proceeding or action, which could materially adversely affect the Company or the Subsidiary; (vii) except as contemplated by the Prospectus, the Company or the Subsidiary is merged or consolidated into or acquired by another company or group or there exists a binding legal commitment for the foregoing or any other material change of ownership or control occurs; (viii) the passage by the Congress of the United States, governmental agency of Poland, or by any state legislative body or federal or state agency or other domestic or foreign authority of any act, rule or regulation, measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by the Underwriters to have a material impact on the business, financial condition or financial statements of the Company or the market for the securities offered pursuant to the Prospectus; (ix) any adverse change in the financial or securities markets beyond normal market fluctuations having occurred since the date of this Agreement; or (x) any material adverse change having occurred, since the respective dates of which information is given in the Registration Statement and Prospectus, in the earnings, business prospects or general condition of the Company or any of its Subsidiary, financial or otherwise, whether or not arising in the ordinary course of business.

               (b) If the Underwriters elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this
     Section 12 or in Section 11, the Company shall be promptly notified by the Underwriters, by telephone or telegram, confirmed by letter.

          13.  UNDERWRITERS' UNIT PURCHASE OPTION.

          At or before the First Closing Date, the Company will sell to the Underwriters, or its designees, for a consideration of $11.50, and upon the terms and conditions set forth in the form of Underwriters' Unit Purchase Option annexed as an exhibit to the Registration Statement, an Underwriters' Unit Purchase Option (the "Underwriters' Unit Purchase Option") to purchase an aggregate of 115,000 shares of Common Stock plus 115,000 warrants to purchase such number of shares of Common Stock. In the event of conflict in the terms of this Agreement and the Underwriters' Unit Purchase Option, the language of the Underwriters' Unit Purchase Option shall control.

          14.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

          The respective indemnities, agreements, representations, warranties and other statements of the Company or the Selling Shareholders, where appropriate, and the undertakings set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its officers or directors or any controlling person or the Selling Shareholders and will survive delivery of and payment of the Shares and Warrants and the termination of this Agreement.

          15.  NOTICE.

          Any communications specifically required hereunder to be in writing, if sent to the Underwriters, will be mailed, delivered and confirmed to them at Fine Equities, Inc., 600 Third Avenue, New York, New York 10016, and at SouthWall Capital Corp., 110 Wall Street, New York, New York 10005, with a copy in each case sent to Baker & McKenzie, 805 Third Avenue, New York, New York 10022, attention: Malcolm I. Ross, Esq., or if sent to the Company, will be mailed, delivered and confirmed to it at 211 North Union Street, #100, Alexandria, Virginia 22314, with a copy sent to Hogan & Hartson LLP, Columbia Square, 555 13th Street, NW, Washington, D.C. 20004, attention: Steven E. Ballew, Esq.

          16.  PARTIES IN INTEREST.

          The Agreement herein set forth is made solely for the benefit of the several Underwriters, the Company, the Selling Shareholders, and, to the extent expressed, the Principal Stockholders, any person controlling the Company or any of the several Underwriters, and directors of the Company, nominees for directors (if any) named in the Prospectus, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares and Warrants. All of the obligations of the Underwriters hereunder are several and not joint.

          17.  APPLICABLE LAW.

          This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this agreement, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,

                              CENTRAL EUROPEAN DISTRIBUTION CORPORATION

                              By:
                                  ----------------------------------------
                                     Name: William V. Carey
                                     Title: Chairman and Chief Executive Officer


                              SELLING SHAREHOLDERS

                              By:
                                  ----------------------------------------
                                     Attorney-in-fact


     The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                              FINE EQUITIES, INC.

                              By:
                                  ----------------------------------------
                                     Name:
                                     Title:


                              SOUTHWALL CAPITAL CORP.

                              By:
                                  ----------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I

Underwriter                         Number of Firm Securities to be Purchased
--------------------------------    -----------------------------------------
Fine Equities, Inc.

SouthWall Capital Corp.


Total Firm Shares

Total Firm Warrants

                                  SCHEDULE II


                                            Number of Firm Securities to be Sold
                                            ------------------------------------

 Central European Distribution Corporation          1,150,000 Firm Shares
                                                    1,150,000 Firm Warrants


                                          Number of Option Securities to be Sold
                                          --------------------------------------
Central European Distribution
 Corporation                                           97,500 Option Shares

                                                       75,000 Option Warrants

Selling Shareholders:

   [__________]           [__________]

   [__________]           [__________]

   [__________]           [__________]

                                                       75,000 Option Shares
                                          --------------------------------------
Total ...................................             172,500 Option Shares
                                                      172,500 Option Warrants
                                          ======================================